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                                                                   EXHIBIT 10.27


                          PENSION RESTORATION PLAN FOR
                          THE COLUMBIA GAS SYSTEM, INC.


1.    Effective Date

      As amended and restated effective March 1, 1997.

2.    Purpose

      The purpose of this Pension Restoration Plan for The Columbia Gas System, Inc. (the "Plan") is to provide for the payment of certain pension and pension-related benefits to certain key management employees so that the total pension and pension-related benefits of such employees will be determined on the same basis as is applicable to all other employees of The Columbia Gas System, Inc. and/or its subsidiaries (the "Company"). The creation of this Plan was made necessary by certain benefit limitations which were imposed on the Company's Retirement Income Plan for Columbia Gas System Companies (hereinafter called the "Basic Plan") by the Employee Retirement Income Security Act of 1974, as amended from time to time, and compensation limits imposed by the Tax Reform Act of 1986.

3.    Administration

      This Plan will be administered by the Basic Plan's Retirement Board in a manner consistent with the administration of the Basic Plan, except that this Plan will be administered as a plan, which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The Retirement Board's decisions in all matters involving the interpretation and application of this Plan will be final.

4.    Eligibility

      Key management employees whose pension or pension-related benefits under the Basic Plan are limited by the provisions of Sections 2.10 and/or 5.7 of the Basic Plan or due to deferrals made by the employees in The Columbia Gas System, Inc. Deferred Compensation Plan (the "DCP") will be eligible for benefits under this Plan. In no event will an employee who is not entitled to benefits under the Basic Plan be eligible for a benefit under this Plan.

5.    Amount of Benefit

      The benefit payable to an eligible employee or his beneficiary(ies) under this Plan will equal the excess, if any, of (a) from (b) where:

      (a) the benefits which would have been paid to such employee or on his behalf to his beneficiary(ies) under the Basic Plan, if the provisions of such plan were
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            administered without regard to (i) the special benefit limitations set forth in Sections 2.10 and/or 5.7 of the Basic Plan or (ii) the employee's deferral into the DCP; and

      (b) the benefits which are payable to such employee or on his behalf to his beneficiary(ies) under the Basic Plan.

6.    Payment of Benefits

      Payment of benefits under this Plan will be coincident with the payment of the limited benefit payments made to the employee or on his behalf to his beneficiaries under the Basic Plan.

7.    Funding

      It is the intention of the Board of Directors of The Columbia Gas System, Inc. that this Plan be funded to an appropriate level using appropriate funding devices (including trust agreements) which will secure the benefits which are to be delivered to the eligible employees. In the event full funding has not been achieved at retirement, the balance of the benefits due under this Plan will be payable from the general assets of the Company. The Retirement Board will report annually to the Board of Directors on the status of funding for this Plan.

8.    Valuation of Benefits

      Since this Plan may not be fully funded for a given eligible employee upon the event-giving rise to the entitlement to a benefit, the Retirement Board shall determine the appropriate present value or benefit level after giving consideration to all pertinent factors.

9.    Employees' Rights

      An employee's rights under this Plan, including his rights to vested benefits, will be the same as his rights under the Basic Plan, except that he will not be entitled to any payments from the Trust Fund maintained under said Basic Plan on the basis of any benefits to which he may be entitled under this Plan. Further, in the event an employee or retiree becomes an employee or consultant of a competitor of The Columbia Gas System, Inc. or any of its affiliated companies, the Retirement Board may, at its sole discretion, discontinue all benefits under this Plan to that employee or retiree.

10.   Amendment and Discontinuance

      The Company expects to continue this Plan indefinitely but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. However, if the Company should amend or discontinue this Plan, the Company will be liable for any benefits accrued under this Plan (determined on the basis of each employee's
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      presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action. Further, if the Company should increase benefits payable under the Basic Plan, it is the Company's intention to extend the increase in benefits to benefits accrued under this Plan.

11.   Use of the Masculine Pronoun

      The masculine pronoun used herein shall include the feminine, unless the context shall clearly indicate otherwise.